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                                                               EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion in this Registration Statement on Form S-1 and the related Prospectus of our reports dated February 13, 1999, October 22, 1998, and August 7, 1998 on the financial statements of GEO Specialty Chemicals, Inc.; Paper Chemicals and Construction and Processing Chemicals, Businesses of Henkel Corporation and Henkel Canada Limited; and Trimet Technical Products, a Division of Mallinckrodt Inc., respectively, and to the reference to our firm under the heading "Experts" included in this Registration Statement and the related Prospectus.

                                                  Crowe, Chizek and Company LLP

Oak Brook, Illinois
April 1, 1999